             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                         Statement to Certificateholders
                                 April 16, 2001
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                       DISTRIBUTION IN DOLLARS
------------------------------------------------------------------------------------------------------------------------------------
                ORIGINAL        BEGINNING                                                                               ENDING
                  FACE          PRINCIPAL                                                  REALIZED      DEFERRED      PRINCIPAL
   CLASS         VALUE           BALANCE      PRINCIPAL       INTEREST       TOTAL          LOSSES       INTEREST       BALANCE
------------------------------------------------------------------------------------------------------------------------------------
     A1      357,735,172.00   70,185,072.48  4,938,938.86    337,122.30  5,276,061.16          0.00        0.00       65,246,133.62
     A2       40,000,000.00    7,847,712.82    552,245.26     37,250.48    589,495.74          0.00        0.00        7,295,467.56
      R                0.00            0.00          0.00    354,112.77    354,112.77          0.00        0.00                0.00
------------------------------------------------------------------------------------------------------------------------------------
   TOTALS    397,735,172.00   78,032,785.30  5,491,184.12    728,485.55  6,219,669.67          0.00        0.00       72,541,601.18
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
     SI        8,117,044.50   55,817,403.83          0.00    441,920.36    441,920.36      4,797.75        0.00       58,013,259.50
------------------------------------------------------------------------------------------------------------------------------------




---------------------------------------------------------------------------------------------------------  -------------------------
                     FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                            PASS-THROUGH RATES
---------------------------------------------------------------------------------------------------------  -------------------------
                                                                                                                         CURRENT
                  BEGINNING                                                                    ENDING                   PASS-THRU
   CLASS          PRINCIPAL         PRINCIPAL          INTEREST            TOTAL              PRINCIPAL     CLASS         RATE
---------------------------------------------------------------------------------------------------------  -------------------------
    A1           196.19282076      13.80613159        0.94237952        14.74851111          182.38668917    A1         5.403750%
    A2           196.19282050      13.80613150        0.93126200        14.73739350          182.38668900    A2         5.340000%
---------------------------------------------------------------------------------------------------------  -------------------------
  TOTALS         196.19282073      13.80613158        1.83158443        15.63771602          182.38668915
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------  -------------------------
    SI         6,876.56742919       0.00000000       54.443505881       54.44350588        7,147.09146907    SI         0.000000%
---------------------------------------------------------------------------------------------------------  -------------------------

           -----------------------------------------------------------
           IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
                                 Daniel Randall
              The Chase Manattan Bank - Structured Finance Services
                        450 West 33rd Street, 14th Floor
                            New York, New York 10001
                        Tel: (212) 946-7172 / Fax: ( ) -
                         Email: daniel.randall chase.com
           -----------------------------------------------------------

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

                                                                     Page 2 of 3

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                 April 16, 2001
--------------------------------------------------------------------------------

Sec. 4.01(i)             Principal Collections recieved during the Collection Period          5,596,188.00
                         Interest Collections recieved during the Collection Period           1,134,860.08
                         Additional Draw Amount                                                 111,923.76

Sec. 4.01(iii)           Floating Allocation Percentage                                          59.018331%
                         Fixed Allocation Percentage                                             98.000000%

Sec. 4.01(iv)            Investor Certificate Interest Collections                              636,416.30
Sec. 4.01 (v)            Investor Certificate Principal Collections                           5,484,264.24

Sec. 4.01(vi)            Seller Interest Collections                                            441,920.36
                         Seller Principal Collections                                           111,923.76

Sec. 4.01(xi)            Accelerated Principal Distribution Amount                                   10.56
                         Accelerated Principal Distribution Amount Actually Distributed              10.56

Sec. 4.01(xiii)          Amount Required to be Paid by Seller                                         0.00
                         Amount Required to be Paid by Servicer                                       0.00

Sec. 4.01(xiv)           Servicing Fee                                                           56,523.42
                         Accrued and Unpaid Servicing Fees                                            0.00

Sec. 4.01(xv)            Liquidation Loss Amounts (Net of Charge Off Amounts)                        -1.50
                         Charge Off Amounts                                                      11,708.57
                         Charge Off Amounts allocable to Investor Certificateholders                  0.00
                         Cumulative Loss Amounts                                              1,065,535.13

Sec. 4.01(xvi)           Pool Balance as of end of preceding Collection Period              135,656,217.39
                         Pool Balance as of end of second preceding Collection Period       137,646,580.19

Sec. 4.01(xvii)          Invested Amount                                                     74,570,851.61

Sec. 4.01(xxi)           Has a Rapid Amortization Event Occurred?                                      YES

Sec. 4.01(xxii)          Has an Event of Default Occurred?                                              NO

Sec. 4.01(xxiii)         Amount Distributed to Credit Enhancer per 5.01(a)(1)                     3,929.71
                         Amount Distributed to Credit Enhancer per 5.01(a)(6)                         0.00
                         Unreimbursed Amounts Due to Credit Enhancer                                  0.00

Sec. 4.01(xxiv)          Guaranteed Principal Distribution Amount                                     0.00

Sec. 4.01(xxv)           Credit Enhancement Draw Amount                                               0.00

Sec. 4.01(xxvi)          Amount Distributed to Seller per 5.01(a)(10)                           354,112.77

Sec. 4.01(xxvii)         Maximum Rate                                                              9.2880%
                         Weighted Average Net Loan Rate                                            9.2880%

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
                                                                     Page 3 of 3
--------------------------------------------------------------------------------
             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                 April 16, 2001
--------------------------------------------------------------------------------

Sec. 4.01(xxviii)        Minimum Seller Interest                    2,647,217.99

Sec. 4.01(xxix)          Required Servicer Advance                          0.00
                         Unreimbursed Required Servicer Advance             0.00
                         Required ServicerAdvance Reimbursement             0.00


Sec. 4.01(xxx)           Spread Account Requirement                   155,656.99
                         Amount on deposit in the Spread Account      155,656.99
                         Spread Account Deposit                         1,316.14
                         Spread Account Withdrawal                    102,918.84


                           Delinquencies
         ----------------------------------------------------------------------
                                        Group 1
         ----------------------------------------------------------------------
            Period              Number        Principal Balance      Percentage
         ----------------------------------------------------------------------
           0-30 days                 0                   0.00           0.00%
          31-60 days                32           1,044,459.42           0.79%
          61-90 days                 5             169,172.24           0.13%
          91-120 days                4             211,880.52           0.16%
           121+ days                11             349,582.59           0.26%
             Total                  52           1,775,094.77           1.34%
         ----------------------------------------------------------------------

                           Loans in Foreclosure

                  ------------------------------------------------
                                         Group 1
                  ------------------------------------------------
                  Number           Principal Balance    Percentage
                  ------------------------------------------------
                     0                    0.00             0.00%
                  ------------------------------------------------



                           Loans in REO
                  ------------------------------------------------
                                         Group 1
                  ------------------------------------------------
                  Number           Principal Balance    Percentage
                  ------------------------------------------------
                     0                    0.00             0.00%
                  ------------------------------------------------


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